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Exhibit 25(a)

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification Number)
ONE WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10286 (Zip Code)

PROTECTIVE LIFE CORPORATION
(Exact name of obligor as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	95-2492236 (I.R.S. Employer Identification Number)
2802 HIGHWAY 280 SOUTH BIRMINGHAM, ALABAMA (Address of principal executive offices)	95223 (Zip Code)
DEBT SECURITIES (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION

        Furnish the following information as to the trustee.

        (a)  Name and address of each examining or supervising authority to which it is subject.

        Superintendent of Banks of the State of New York, 2 Rector Street, New York, NY 10006

  Federal Reserve Bank of New York, 33 Liberty Plaza, New York, NY 10045
  Federal Deposit Insurance Corporation, Washington, D.C. 20429
  New York Clearing House Association, New York, NY 10005

        (b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

ITEMS 3-15. Items 3-15 are not applicable because to the best of the Trustee's knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility. Exhibits identified in parenthesis below, already on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(c).

        1.    A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 39-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637).

        2.    See Exhibit 1 to Form T-1.

        3.    See Exhibit 1 to Form T-1.

        4.    A copy of the existing bylaws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        5.    Not applicable.

        6.    Consent of the Trustee required by Section 321(b) of the Act.

        7.    A copy of the latest report of condition of the trustee as of the close of business on December 31, 2002, published pursuant to law or the requirements of the Trustee's supervising or examining authority.

        8.    Not applicable.

        9.    Not applicable.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 2nd day of May, 2003.

THE BANK OF NEW YORK
By: The Bank of New York Trust Company of Florida, N.A., as Agent
By	/s/ CHARLES S. NORTHEN, IV Charles S. Northen, IV Vice President

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EXHIBIT 6

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of DEBT SECURITIES by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

Dated:	May 2, 2003
THE BANK OF NEW YORK
		By	/s/ CHARLES S. NORTHEN, IV Charles S. Northen, IV Vice President

EXHIBIT 7

The Bank of New York ONE WALL STREET NEW YORK CITY, NY 10286 FDIC Certificate Number: 639	FFIEC 031 Consolidated Report of Condition for December 31, 2002

Web Address as of: 2/21/2003 http://www.bankofny.com
The web address is as provided by the institution.
Please contact the institution directly with any questions regarding the data or the web address.

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Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2002

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin(1)	RCFD 0081	4,706,760
	b.	Interest-bearing balances(2)	RCFD 0071	4,418,381
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	954,049
	b.	Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	16,118,007
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices	RCON B987	460,981
	b.	Securities purchased under agreements to resell(3)	RCFD B989	837,242
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	RCFD 5369	765,097
	b.	Loans and leases, net of unearned income	RCFD B528	31,906,960
	c.	LESS: Allowance for loan and lease losses	RCFD 3123	798,223
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	31,108,737
5.	Trading assets (from Schedule RC-D)		RCFD 3545	6,969,387
6.	Premises and fixed assets (including capitalized leases)		RCFD 2145	823,932
7.	Other real estate owned (from Schedule RC-M)		RCFD 2150	660
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		RCFD 2130	238,412
9.	Customers' liability to this bank on acceptances outstanding		RCFD 2155	307,039
10.	Intangible assets:
	a.	Goodwill	RCFD 3163	2,003,150
	b.	Other intangible assets (from Schedule RC-M)	RCFD 0426	74,880
11.	Other assets (from Schedule RC-F)		RCFD 2160	5,161,558
12.	Total assets (sum of items 1 through 11)		RCFD 2170	74,948,272
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	33,108,526
	(1)	Noninterest-bearing(4)	RCON 6631	13,141,240
	(2)	Interest-bearing	RCON 6636	19,967,286
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	22,650,772
	(1)	Noninterest-bearing	RCFN 6631	203,426
	(2)	Interest-bearing	RCFN 6636	22,447,346
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased in domestic offices(5)	RCON B993	513,773
	b.	Securities sold under agreements to repurchase(6)	RCFD B995	334,896
15.	Trading liabilities (from Schedule RC-D)		RCFD 3548	2,673,823
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		RCFD 3190	644,395
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		RCFD 2920	308,261
19.	Subordinated notes and debentures(7)		RCFD 3200	2,090,000
20.	Other liabilities (from Schedule RC-G)		RCFD 2930	5,584,456
21.	Total liabilities (sum of items 13 through 20)		RCFD 2948	67,908,902

22.	Minority interest in consolidated subsidiaries		RCFD 3000	519,470
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		RCFD 3838	0
24.	Common stock		RCFD 3230	1,135,284
25.	Surplus (exclude all surplus related to preferred stock)		RCFD 3839	1,056,295
26.	a.	Retained earnings	RCFD 3632	4,208,213
	b.	Accumulated other comprehensive income(8)	RCFD B530	120,108
27.	Other equity capital components(9)		RCFD A130	0
28.	Total equity capital (sum of items 23 through 27)		RCFD 3210	6,519,900
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		RCFD 3300	74,948,272

Memorandum

To be reported with the March Report of Condition.

Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	RCFD 6724	N/A
1	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
		6	Review of the bank's financial statements by external auditors
		7	Compilation of the bank's financial statements by external auditors
3	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8	Other audit procedures (excluding tax preparation work)
		9	No external audit work

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)
Report overnight Ferderal Home Loan Bank advantages in Schedule RC, item 16, "other borrowed money."

(6)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)
Includes limited-life preferred stock and related surplus.

(8)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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  Exhibit 25(a)
  ITEM 1. GENERAL INFORMATION
  ITEM 2. AFFILIATIONS WITH THE OBLIGOR.
  ITEMS 3-15. Items 3-15 are not applicable because to the best of the Trustee's knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.
  ITEM 16. LIST OF EXHIBITS.
SIGNATURE
EXHIBIT 6 CONSENT OF TRUSTEE
EXHIBIT 7